Exhibit 99.1

CUSIP No. 679580100

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with each other of the attached statement on Schedule 13G/A and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on February 7, 2005.

JOHN R. CONGDON, JR.

/s/ John R. Congdon, Jr.
John R. Congdon, Jr.

JOHN R. CONGDON, JR. REVOCABLE TRUST

By:	/s/ John R. Congdon, Jr.
John R. Congdon, Jr., Trustee

JOHN R. CONGDON TRUST FOR HUNTER ANDREW TERRY

By:	/s/ John R. Congdon, Jr.
John R. Congdon, Jr., Trustee

JOHN R. CONGDON TRUST FOR NATHANIEL EVERETT TERRY

By:	/s/ John R. Congdon, Jr.
John R. Congdon, Jr., Trustee

JOHN R. CONGDON TRUST FOR KATHRYN LAWSON TERRY

By:	/s/ John R. Congdon, Jr.
John R. Congdon, Jr., Trustee

JOHN R. CONGDON TRUST FOR JEFFREY WHITEFIELD CONGDON, JR.

By:	/s/ John R. Congdon, Jr.
John R. Congdon, Jr., Trustee

JOHN R. CONGDON TRUST FOR MARK ROSS CONGDON

By:	/s/ John R. Congdon, Jr.
John R. Congdon, Jr., Trustee

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